UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2017

Advanced Drainage Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36557	51-0105665
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4640 Trueman Boulevard, Hilliard, Ohio 43026	43026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 658-0050

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

As further described in this Current Report on Form 8-K, on August 17, 2017, Advanced Drainage Systems, Inc. (the “Company”) announced the retirement and resignation of Joseph A. Chlapaty as President, Chief Executive Officer and a director of the Company, effective as of September 1, 2017 (the “Effective Date”).  Mr. Chlapaty will continue to serve the Board in the honorary role of Chairman Emeritus as a non-voting Board observer.  In connection with his appointment to serve as Chairman Emeritus, the Company entered into a Confidentiality Agreement with Mr. Chlapaty on August 14, 2017, pursuant to which Mr. Chlapaty has agreed to certain confidentiality and standstill provisions associated with his transition to the role of Chairman Emeritus.  The description of the Confidentiality Agreement is qualified in its entirety by reference to the complete text of the Confidentiality Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Joseph A. Chlapaty as President, CEO and Director

On August 14, 2017, Joseph A. Chlapaty submitted to the Company’s Board of Directors notice of his retirement and resignation as President and Chief Executive Officer of the Company, effective as of the Effective Date.

Mr. Chlapaty also submitted notice of his resignation from his position as a Class I director and Chairman of the Board, with such resignation to be effective as of the Effective Date.  Mr. Chlapaty’s resignation as a director and as Chairman of the Board did not result from any disagreement with the Board.  Mr. Chlapaty will continue to serve the Board in the honorary role of Chairman Emeritus as a non-voting Board observer.  With the resignation of Mr. Chlapaty as Chairman, the Board has appointed C. Robert Kidder to serve as non-executive Chairman of the Board, commencing as of the Effective Date, to serve until his successor has been elected and qualified or until his earlier death, resignation or removal.

In connection with tendering his notice of retirement and resignation, the Company and Mr. Chlapaty entered into a Second Amendment to Amended and Restated Executive Employment Agreement dated as of August 14, 2017 (the “Amendment”), amending that certain Amended and Restated Executive Employment Agreement dated as of June 20, 2014 by and between the Company and Mr. Chlapaty (as amended, the “Executive Employment Agreement”). The Amendment amends the Executive Employment Agreement to reflect the employment period continuing through and terminating as of the close of business on September 1, 2017.  The Amendment also modifies the formula for calculating “Accrued Bonus” as defined in the Executive Employment Agreement, as well as increasing the Severance Payment Period as defined in the Executive Employment Agreement to 28 months.  In connection with his retirement, Mr. Chlapaty intends to enter into the form of Release set forth as Exhibit A to the Amendment.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Appointment of D. Scott Barbour as President, CEO and Director

On August 14, 2017, the Board appointed D. Scott Barbour to replace Joseph A. Chlapaty as the Company’s President and Chief Executive Officer, effective as of the Effective Date.  The Board also appointed Mr. Barbour to serve as a Class I director to fill the vacancy created by the resignation of Mr. Chlapaty, with such appointment commencing as of the Effective Date, to serve in such capacity until his successor has been elected and qualified or until his earlier death, resignation or removal.

Mr. Barbour, age 55, has served in a variety of roles from 1989 until 2016 with The Emerson Electric Company and its affiliates (collectively, “Emerson Electric”), a global technology and engineering company providing innovative solutions for industrial customers in industrial, residential and commercial markets. From 2011 to 2016, Mr. Barbour served as Executive Vice President/Business Leader of Emerson Network Power. Mr. Barbour holds a bachelor of science in mechanical engineering degree from Southern Methodist University and a master of business administration degree from Vanderbilt University’s Owen Graduate School of Management.  There were no arrangements or understandings pursuant to which Mr. Barbour was appointed as a director, and there are no related party transactions between the Company and Mr. Barbour reportable under Item 404(a) of Regulation S-K. Mr. Barbour has not been assigned to any committee of the Board at this time, with any committee assignments to occur at a later date following the review and recommendation of the Nominating and Corporate Governance Committee of the Board.  Mr. Barbour will not receive any additional compensation as a result of his service as a director.

In connection with Mr. Barbour’s appointment, the Company and Mr. Barbour have entered into an executive employment agreement effective as of the Effective Date (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Barbour is entitled to an annual base salary of $800,000 and is eligible to participate in compensation plans and programs that are available to or for members of the Company’s management. Mr. Barbour will receive, at a later date, equity based awards of restricted stock with a value of $1,100,000 and non-qualified stock options with a value of $1,100,000, subject execution and delivery of an award agreement.

Mr. Barbour is also entitled under the Employment Agreement to certain standard benefits, including vacation, sick leave, and life and long and short term disability insurance. Mr. Barbour will also receive certain perquisites consistent with those provided to other senior executive officers, including reimbursement for pre-approved country club or fitness membership dues. Mr. Barbour is also eligible for pre-approved personal use of Company-owned or leased aircraft, subject to reimbursement to the Company of the variable cost of the aircraft for all occupied flight hours associated with routine personal usage.

The Employment Agreement continues until terminated by Mr. Barbour or the Company. The Employment Agreement may be terminated with or without “Cause” (as defined in the Employment Agreement). In the event the Employment Agreement is terminated by the Company without Cause or by Mr. Barbour for Good Reason (as defined in the Employment Agreement), Mr. Barbour will be entitled to receive, as severance, 24 months of continued compensation and a prorated bonus that reflects the number of days in the fiscal year that occurred prior to the date on which Mr. Barbour was terminated. In the event the Employment Agreement is terminated by the Company with Cause, Mr. Barbour will be entitled to receive his unpaid base salary in cash through the Employment Termination Date (as defined in the Employment Agreement) at his then effective base salary rate and reimbursable expenses paid or incurred by him prior to the Employment Termination Date.  The Employment Agreement also includes a two-year non-competition and non-solicitation provision and certain confidentiality covenants.

The Company has also entered into an indemnification agreement with Mr. Barbour in substantially the form of the Company’s standard form of indemnification agreement for directors and officers, effective as of the Effective Date.  Such form of indemnification agreement was included as Exhibit 10.17 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-194980), filed on June 6, 2014, and is incorporated herein by reference.

The description of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

Item 8.01  Other Events.

On August 17, 2017, the Company issued a press release announcing the appointment of Mr. Barbour as the Company’s President and Chief Executive Officer and the retirement of Mr. Chlapaty.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits.

10.1Confidentiality Agreement by and between the Company and Joseph A. Chlapaty.

10.2	Second Amendment to Amended and Restated Executive Employment Agreement by and between the Company and Joseph A. Chlapaty.

10.3Executive Employment Agreement by and between the Company and D. Scott Barbour.

99.1Press release issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED DRAINAGE SYSTEMS, INC.

Date: August 17, 2017	By:	/s/ Scott A. Cottrill
	Name:	Scott A. Cottrill
	Title:	EVP, CFO and Secretary